                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)


                                                           For the Three Months          For the Nine Months
                                                            Ended September 30,          Ended September 30,
                                                       -------------------------    ----------------------------
                                                         2001             2000         2001              2000
                                                         ----             ----         ----              ----
Net Income                                            $  718,489       $ 543,320    $ 2,815,048      $ 1,397,820
                                                      ==========       =========    ===========      ===========

BASIC EARNINGS:

Weighted average number of common shares
Outstanding                                           17,634,569      19,189,807     17,913,315       19,148,964
                                                      ==========      ==========     ==========       ==========

Basic earnings per common share:                           $0.04          $ 0.03          $0.16           $ 0.07

DILUTED EARNINGS:

Weighted average number of common shares
outstanding                                           17,634,569      19,189,807     17,913,315       19,148,964
Stock options                                            266,656         413,450        290,440          622,501
                                                      ----------      ----------    -----------      -----------

Weighted average number of common shares
outstanding, as adjusted                              17,901,225      19,603,257     18,203,755       19,771,465
                                                      ==========      ==========     ==========       ==========

Diluted earnings per common share:                         $0.04          $ 0.03          $0.15           $ 0.07


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